                                     PRINCIPAL UNDERWRITING AGREEMENT

                                       EVERGREEN VARIABLE ANNUITY TRUST

AGREEMENT made as of this 31st day of December, 2008 by and between Evergreen Variable Annuity Trust on behalf of its series listed on Exhibit A attached hereto and made a part hereof, and each series subsequently issued by the Trust, (such Trust and series referred to herein as "Fund" individually or "Funds" collectively) and Evergreen Investment Services, Inc., a Delaware corporation ("Principal Underwriter").

It is hereby mutually agreed as follows:

1.         The Fund hereby appoints Principal Underwriter a principal underwriter of each class of shares of beneficial interest of the Fund listed on Exhibit B attached hereto and made a part hereof and each class of shares subsequently issued by the Trust ("Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, Principal Underwriter will act as agent for the Fund and not as principal.

2.         Principal Underwriter will use its best efforts to find purchasers for the Shares, to promote distribution of the Shares and may obtain orders from brokers, dealers or other persons for sales of Shares to them. No such broker, dealer or other person shall have any authority to act as agent for the Fund; such dealer, broker or other person shall act only as principal in the sale of Shares.

3.         Sales of Shares by Principal Underwriter shall be at the applicable public offering price determined in the manner set forth in the prospectus and/or statement of additional information of the Fund current at the time of the Fund's acceptance of the order for Shares.  All orders shall be subject to acceptance by the Fund, and the Fund reserves the right in its sole discretion to reject any order received.  The Fund shall not be liable to anyone for failure to accept any order.

4.         On all sales of Shares, the Fund shall receive the current net asset value and Principal Underwriter shall be entitled to receive commission payments for sales of the Shares, including any front-end sales charges and fees paid in connection with the Fund’s 12b-1 Plan, each in the amounts and in the manner described in the Fund’s then current prospectus and statement of additional information.

5.         Payment to the Fund for Shares shall be in New York or Boston Clearing House funds received by Principal Underwriter within (3) business days after notice of acceptance of the purchase order and the amount of the applicable public offering price has been given to the purchaser.  If such payment is not received within such 3‑day period, the Fund reserves the right, without further notice, forthwith to cancel its acceptance of any such order. The Fund shall pay such issue taxes as may be required by law in connection with the issue of the Shares.

6.         Principal Underwriter shall not make in connection with any sale or solicitation of a sale of the Shares any representations concerning the Shares except those contained in the then current prospectus and/or statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information.  Copies of the then current prospectus and statement of additional information will be supplied by the Fund to Principal Underwriter in reasonable quantities upon request.

7.         Principal Underwriter agrees to comply with the Business Conduct Rules of the National Association of Securities Dealers, Inc.

8.         The Fund appoints Principal Underwriter as its agent to accept orders for redemptions and repurchases of Shares at values and in the manner determined in accordance with the then current prospectus and/or statement of additional information of the Fund.  Principal Underwriter shall be entitle to collect any applicable contingent deferred sales charge in the amounts and in the manner described in the Fund’s then current prospectus and statement of additional information.

9.         The Fund agrees to indemnify and hold harmless the Principal Underwriter, its officers and Directors and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Principal Underwriter, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute,  at common law or otherwise, arising out of or based upon

  a)        any untrue statement or alleged untrue statement of a material fact contained  in the Fund's registration statement,  prospectus or statement of additional information (including amendments and supplements thereto), or

b)         any omission or alleged omission to state a material fact required to be stated  in  the Fund's registration statement, prospectus or statement of additional  information necessary to make the statements therein not misleading, provided,  however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue  statement or omission made in reliance and in conformity with information  furnished to the Fund by the Principal Underwriter for use in the Fund's   registration statement,  prospectus or statement of  additional information, such indemnification is not applicable.  In no case shall the Fund indemnify the Principal Underwriter or its controlling person as to any amounts incurred for any liability arising out of or based upon any action for which the Principal Underwriter, its officers and Directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

10.       The Principal Underwriter agrees to indemnify and hold harmless the Fund, its Officers, Trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, Trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise arising out of the acquisition of any Shares by any person which

  a)        may be based upon any wrongful act by the Principal Underwriter or any of its employees or representatives, or

b)         may be based upon any untrue statement or alleged untrue statement of a material  fact contained in the Fund's registration statement, prospectus or statement of  additional information (including  amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Principal Underwriter.

11.       The Fund agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by Principal Underwriter for the purpose of qualifying the Shares for sale under the so‑called "blue sky" laws of any state or for registering Shares under the 1933 Act or the Fund under the Investment Company Act of 1940 ("1940 Act").  Principal Underwriter shall bear the expense of preparing, printing and distributing advertising, sales literature, prospectuses and statements of additional information.  The Fund shall bear the expense of registering Shares under the 1933 Act and the Fund under the 1940 Act, qualifying Shares for sale under the so‑called "blue sky" laws of any state, the preparation and printing of prospectuses, statements of additional information and reports required to be filed with the Securities and Exchange Commission and other authorities, the preparation, printing and mailing of prospectuses and statements of additional information to shareholders of the Fund and the direct expenses of the issue of Shares.

12.       To the extent required by the Fund's 12b‑1 Plans, Principal Underwriter shall provide to the Board of Trustees of the Fund in connection with such 12b‑1 Plans, not less than quarterly, a written report of the amounts expended pursuant to such 12b‑1 Plans and the purposes for which such expenditures were made.

13.       This Agreement shall become effective as of the date set forth above and shall remain in force for two years unless sooner terminated or continued as provided below.  This Agreement shall continue in effect after such term if its continuance is specifically approved by a majority of the Trustees of the Fund and a majority of the 12b‑1 Trustees referred to in the 12b‑1 Plans of the Fund ("Rule 12b‑1 Trustees") at least annually in accordance with the 1940 Act and the rules and regulations thereunder.

14.       This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of any Rule 12b‑1 Trustees or by a vote of a majority of the Fund's outstanding Shares on not more than sixty (60) days written notice to any other party to the Agreement; and shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

15.       This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.  All sales hereunder are to be made and title to the Shares shall pass, in Boston, Massachusetts.

16.       The Fund is a series of a Delaware business trust established under a Declaration of Trust, as it may be amended from time to time. The obligations of the Fund are not personally binding upon, nor shall recourse be had against, the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts, as of the day and year first written above.

EVERGREEN VARIABLE ANNUITY TRUST

By:                                                                                                 Name:  Brian J. Montana

     Title:   Assistant Secretary

EVERGREEN INVESTMENT SERVICES, INC.

By:                                                                                                  Name:  Maureen E. Towle

     Title:   Vice-President

                                                                                                                    As of December 31, 2008

EXHIBIT A

EVERGREEN VARIABLE ANNUITY TRUST, on behalf of its series as follows:

Evergreen Diversified Capital Builder Fund (formerly Evergreen VA Balanced Fund)

Evergreen VA Core Bond Fund

Evergreen VA Growth Fund

Evergreen VA Fundamental Large Cap Fund

Evergreen VA High Income Fund

Evergreen VA International Equity Fund

Evergreen VA Omega Fund

Evergreen VA Special Values Fund

Evergreen VA Diversified Income Builder Fund (formerly Evergreen VA Strategic Income Fund)

As of December 31, 2008

EXHIBIT B

Class 1

Class 2